Exhibit 99.1

Medovex Corporation Releases Letter to Shareholders

Atlanta, GA—(Marketwired - Jan 26, 2015) -- Medovex Corp. (Nasdaq:MDVX) Medovex Chief Executive Officer Jarrett Gorlin released the following open letter to shareholders today:

Dear Fellow Shareholder,

I want to personally thank you for your investment in Medovex. Your ability to recognize budding technology and its potential for achieving both commercial success and significantly improving patient lives in a cost effective manner is to be commended.  On the heels of our recent successful initial public offering and listing on the NASDAQ Capital Market, our entire management team is keenly aware of the importance of pro-active corporate communications as well as promoting corporate transparency.

This letter is intended to be the first in a series of communications designed to keep you informed of progress being made towards our stated goals. We understand the importance timely communication plays in creating and sustaining shareholder value in the marketplace. Our board includes a distinguished Army general, skilled surgeons, renowned physicians and experienced business executives. They were attracted to a concept of improving the lives of significant segments of the population in a less expensive way than current treatment options. This goal to be accomplished through acquisition of companies or intellectual property. “Better living through better medicine” is not just a slogan, it’s a philosophy management and Board are committed to seeing through in the form of innovative new products that provide both shareholder value and a lower cost option for suffering patients.

Our initial product in the development pipeline is our patented DenerveX device intended to treat Facet Joint Syndrome (FJS), a condition in which the joints in the back of the spine degenerate and subsequently cause pain. Lower back pain is the second most common cause of disability in the U.S. for adults. Studies indicate that 10% of the U.S. adult population suffers from lower back pain and that 31% of lower back pain is attributed to FJS pain.

The DenerveX device is a single use medical device designed to be less invasive with faster recovery time than current surgical treatment options. It consists of two procedures combined into one device and is expected to provide for a longer lasting treatment solution while offering potential savings to the health care system. The Company’s distribution strategy for the U.S., EU and AP will focus on strategic distribution partners with specific experience, skill and access to the top 100 institutions and critical call points.

While completing development of the DenerveX device, we are also looking at candidates for our second pipeline product and have made tangible progress towards that goal. We look forward to updating you on that progress in the near future.

Kind regards,

Jarrett Gorlin
Chief Executive Officer

About Medovex:

Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company's first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

Medovex Corp.
Jason Assad
470-505-9905
Jassad@medovex.com